EXHIBIT 99.1

Cutera, Inc. Announces Fourth Quarter and Full-Year 2020 Financial Results

BRISBANE, California, February 17, 2021 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial and Operational Highlights

●

Revenue was $49.9 million in the fourth quarter, a decrease of 4% from the prior-year period and an increase of 28% sequentially. The year-over-year decline was solely attributed to lower levels of capital equipment purchases due to COVID-related disruptions, while patient traffic and energy-based treatment volumes were estimated to be at pre-COVID-19 levels during the quarter.

o	Capital Equipment revenue of $30.1 million declined 26% over the prior-year period, while increasing 25% sequentially over the third quarter of 2020.
o

Recurring revenue, defined as the combination of Service, Skincare and Consumable Product categories, was $19.8 million during the fourth quarter, growing 80% over the prior-year period and 32% sequentially over the third quarter of 2020.

§	Skincare revenue was $10.6 million during the quarter, compared to $2.3 million in the prior-year period, growth of 363%.
§

Consumable Product revenue was $3.0 million, growing 19% over the prior-year period and 31% sequentially from the third quarter of 2020, reflecting the continued recovery of energy-based treatment volumes.

§	Service revenue of $6.2 million was flat versus the prior-year period, despite decreased access to practices from COVID-related restrictions.
●

Gross Margin was 56.2% for fourth quarter 2020 compared to 55.6% in the prior-year period. Impacts from lower capital equipment production volumes and product mix shift were offset by reductions in fixed overhead and manufacturing efficiencies.

●	Operating Expense improvements provided a year-over-year reduction of $4.1 million in the quarter, driven by lower selling expenses, partially offset by legal expenses.
●	Net income was $2.2 million, or $0.12 per fully diluted share, as compared to a net loss of ($2.1) million, or ($0.15) per fully diluted share, in the prior-year period.

Full-Year 2020 Financial and Operational Highlights

●	Revenue was $147.7 million, compared to $181.7 million in 2019.
o	Capital Equipment revenue of $90.8 million decreased 35% over 2019.
o	Recurring Revenue of $56.9 million increased 38% over 2019, driven by Skincare increase of $16.5M over 2019.
●	Gross Margin was 51.3% for full-year 2020, as compared to 54.0% in 2019.
●	Operating Expenses decreased $11.6 million to $98.6 million, a decline of 11% over 2019.
●	Net loss was $23.9 million, or ($1.43) per fully diluted share, as compared to a net loss of $12.3 million, or ($0.88) per fully diluted share, in 2019.

“I am pleased with our overall results for the fourth quarter and by the efforts our team put forth over the entirety of 2020.  Our team’s commitment to execution drove steady improvement during the second half of 2020, posting solid results despite the difficult operating environment,” commented Dave Mowry, Chief Executive Officer of Cutera, Inc.  “Our focus and resiliency enabled us to make steady progress on our vital commercial and operational initiatives during 2020.  As a result of these efforts, we enter 2021 well-positioned to accelerate growth and expand profitability as the impact of COVID-19 continues to wane.  I am particularly excited about what lies ahead for Cutera, as we work to bring truly innovative products to market and continue to fortify our business with greater discipline to sustain our financial performance.”

2021 Outlook

Given the continued uncertainty surrounding the magnitude and duration of the COVID-19 pandemic, the wide range of outcomes for its impact on capital sales, and its potential to delay procedure volumes over the course of the year, the Company will not be providing formal guidance at this time.

Conference Call

The Company’s management will host a conference call to the discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating on the call will be Dave Mowry, Chief Executive Officer, Rohan Seth, Chief Financial Officer, and, Jason Richey, President.

To participate in the conference call, dial 1-877-705-6003 (domestic) or + 1-201-493-6725 (international) and refer to the Conference Code: 13715746.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, and non-recurring legal and litigation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Forward-looking non-GAAP measures include adjusted EBITDA. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive and other non-recurring separation costs, CRM and ERP system costs, and non-recurring legal and litigation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to its employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring separation costs. We have excluded costs associated with the resignation of our former Executive Officers in calculating our non-GAAP operating expenses and net income measures. We exclude these and other non-recurring employee separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance;

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Non-recurring legal and litigation costs.  We have excluded costs incurred related to third party litigation and  disputes, that are of a non-recurring nature.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, CFO and other senior leadership searches, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the fourth quarter and full year ended December 31, 2020, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

The financial data presented for the year ended December 31, 2020 should be considered preliminary and could be subject to change, as the Company’s independent auditor has not completed their audit.

Cutera, Inc.

Anne Werdan

Director, Investor Relations

415-657-5500

awerdan@cutera.com

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2020	2019
Reporting Unit Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$47,047	$26,316
Marketable investments	-	7,605
Accounts receivable, net	21,962	21,556
Inventories	28,508	33,921
Other current assets and prepaid expenses	8,779	5,648
Total current assets	106,296	95,046

Property and equipment, net	2,299	2,817
Deferred tax asset	643	423
Goodwill	1,339	1,339
Operating lease right-of-use assets	17,076	7,702
Other long-term assets	5,080	6,411
Total assets	$132,733	$113,738

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,684	$12,685
Accrued liabilities	31,079	30,307
Operating leases liabilities	2,260	2,800
Extended warranty liabilities	1,216	1,999
Deferred revenue	9,489	10,831
Total current liabilities	50,728	58,622

Deferred revenue, net of current portion	1,748	3,391
Income tax liability	-	93
PPP Loan payable	7,185	-
Operating lease liabilities, net of current portion	15,950	5,112
Other long-term liabilities	242	578
Total liabilities	75,853	67,796

Stockholders’ equity:
Common stock	18	14
Additional paid-in capital	117,097	82,346
Accumulated deficit	(60,235)	(36,358)
Accumulated other comprehensive loss	-	(60)
Total stockholders' equity	56,880	45,942
Total liabilities and stockholders' equity	$132,733	$113,738

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended

	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019

Products	$43,723	$45,593	125,113	$158,638
Service	6,220	6,202	22,570	23,074
Total net revenue	49,943	51,795	147,683	181,712

Products	17,999	18,415	58,325	64,693

Service	3,878	4,590	13,586	18,856
Total cost of revenue	21,877	23,005	71,911	83,549
Gross profit	28,066	28,790	75,772	98,163
Gross margin %	56%	56%	51%	54%

Operating expenses:
Sales and marketing	14,656	20,323	52,766	71,109
Research and development	4,029	4,463	14,322	15,085
General and administrative	7,938	5,933	31,512	24,033
Total operating expenses	26,623	30,719	98,600	110,227
Income (Loss) from operations	1,443	(1,929)	(22,828)	(12,064)
Interest and other income (expense), net	7	(20)	(579)	(199)
Income (Loss) before income taxes	1,450	(1,949)	(23,407)	(12,263)
Income tax expense (benefit)	(738)	139	470	85
Net Income (loss)	$2,188	$(2,088)	$(23,877)	$(12,348)

Net Income (loss) per share:
Basic	$0.12	$(0.15)	$(1.43)	$(0.88)
Diluted	$0.12	$(0.15)	$(1.43)	$(0.88)

Weighted-average number of shares used in per share calculations:
Basic	17,653	14,261	16,691	14,096
Diluted	17,840	14,261	16,691	14,096

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$2,188	$(2,088)	$(23,877)	$(12,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,052	2,828	10,109	9,832
Depreciation of tangible assets	338	364	1,394	1,548
Amortization of contract acquisition costs	579	746	2,593	2,915
Impairment of capitalized cloud computing costs	-	-	805	-
Change in deferred tax asset	(143)	36	(220)	34
Provision for credit losses	394	(57)	2,144	590
Loss on sale of marketable investments, net	-		60	-
Change in right-of-use asset/liability due to modification	705	-	955	-
Other	183	72	453	127
Changes in assets and liabilities:
Accounts receivable	(4,759)	1,723	(2,550)	(2,509)
Inventories	825	121	5,413	(5,907)
Other current assets and prepaid expenses	(1,891)	(339)	(3,164)	(1,762)
Other long-term assets	(366)	(747)	(2,067)	(3,355)
Accounts payable	(148)	(1,455)	(6,034)	1,406
Accrued liabilities	5,450	2,257	891	7,157
Extended warranty liabilities	(281)	(233)	(783)	(1,160)
Other long-term liabilities	-	-	-	(140)
Deferred revenue	(587)	749	(2,985)	1,656
Income tax liability	(93)	-	(93)	(301)
Net cash provided by (used in) operating activities	4,446	3,977	(16,956)	(2,217)

Cash flows from investing activities:
Acquisition of property, equipment and software	(505)	(467)	(1,279)	(991)
Disposal of property and equipment	30	-	30	45
Proceeds from sales of marketable investments	5,648	-	5,648	-
Proceeds from maturities of marketable investments	9,050	3,250	28,050	14,700
Purchase of marketable investments	(1,649)	(4,383)	(26,060)	(12,687)
Net cash provided by (used in) investing activities	12,574	(1,600)	6,389	1,067

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	723	1294	1579	2894
Proceeds from long-term debt	-	-	7,167	-
Gross proceeds from equity offering	-	-	28,798	-
Offering costs on the equity offering	-	-	(2,303)	-
Taxes paid related to net share settlement of equity awards	(88)	(81)	(3,428)	(831)
Payments on finance lease obligations	(2)	(153)	(515)	(649)
Net cash provided by financing activities	633	1,060	31,298	1,414

Net increase in cash and cash equivalents	17,653	3,437	20,731	264
Cash and cash equivalents at beginning of period	29,394	22,879	26,316	26,052
Cash and cash equivalents at end of period	$47,047	$26,316	$47,047	$26,316

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31,	December 31,	2020 Vs	December 31,	December 31,	2020 Vs
	2020	2019	2019	2020	2019	2019
Revenue By Geography:
United States	$21,060	$31,271	-33%	$61,202	$106,243	-42%
International	28,883	20,524	+41%	86,481	75,469	+15%
Total Net Revenue	$49,943	$51,795	-4%	$147,683	$181,712	-19%
International as a percentage of total revenue	58%	40%		59%	42%

Revenue By Product Category:
Systems
- North America	$18,426	$28,526	-35%	$50,721	$96,718	-48%
- Rest of World	11,719	12,246	-4%	40,045	43,760	-8%
Total Systems	30,145	40,772	-26%	90,766	140,478	-35%
Consumables	3,023	2,539	+19%	9,286	9,648	-4%
Skincare	10,555	2,282	+363%	25,061	8,512	+194%
Total Products	43,723	45,593	-4%	125,113	158,638	-21%

Service	6,220	6,202	+0%	22,570	23,074	-2%
Total Net Revenue	$49,943	$51,795	-4%	$147,683	$181,712	-19%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$306	$469	$1,665	$1,572
Sales and marketing	767	1,430	3,385	4,510
Research and development	325	460	1,669	1,536
General and administrative	654	469	3,390	2,214
	$2,052	$2,828	$10,109	$9,832

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31, 2020						Three Months Ended December 31, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	Legal - Former CFO Settlement/ Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Taxes and Other Adjustments	Non-GAAP

Net revenue	$49,943	-	-	-	-	$49,943	$51,795	-	-	-	-	$51,795
Cost of revenue	21,877	(174)	(306)	-	275	21,672	23,005	(136)	(469)	-	-	22,400
Gross profit	28,066	174	306	-	(275)	28,271	28,790	136	469	-	-	29,395
Gross margin %	56%					57%	56%					57%

Operating expenses:
Sales and marketing	14,656	(682)	(767)	-	-	13,207	20,323	(910)	(1,430)	(124)	-	17,859
Research and development	4,029	(34)	(325)	-	-	3,670	4,463	(35)	(460)	-	-	3,968
General and administrative	7,938	(27)	(654)	(566)	-	6,691	5,933	(29)	(469)	41	-	5,476
Total operating expenses	26,623	(743)	(1,746)	(566)	-	23,568	30,719	(974)	(2,359)	(83)	-	27,303
Income (loss) from operations	1,443	917	2,052	566	(275)	4,703	(1,929)	1,110	2,828	83	-	2,092
Interest and other expense, net	7	-	-	-	-	7	(20)	-	-	-	-	(20)
Income (loss) before income taxes	1,450	917	2,052	566	(275)	4,710	(1,949)	1,110	2,828	83	-	2,072
Provision (benefit) for income taxes	(738)	-	-	-	-	(738)	139	-	-	-	(201)	(62)
Net income (loss)	$2,188	$917	$2,052	$566	$(275)	$5,448	$(2,088)	$1,110	$2,828	$83	$201	$2,134

Net income (loss) per share:
Basic	$0.12					$0.31	$(0.15)					$0.15
Diluted	$0.12					$0.31	$(0.15)					$0.14

Weighted-average number of shares used in per share calculations:
Basic	17,653					17,653	14,261					14,261
Diluted	17,840					17,840	14,261					14,904

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	29.2%	26.4%	39.2%	34.5%
Research and development	8.1%	7.2%	8.6%	7.7%
General and administrative	15.9%	13.4%	11.5%	10.6%
	53.3%	47.2%	59.3%	52.7%

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31, 2020								Twelve Months Ended December 31, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal -Former CFO Settlement/ Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Taxes and Other Adjustments	Non-GAAP

Net revenue	$147,683	-	-	-			-	$147,683	$181,712	$-	$-	$-	$-	$181,712
Cost of revenue	71,911	(591)	(1,665)	-	(318)	-	275	69,612	83,549	(522)	(1,572)	-	-	81,455
Gross profit	75,772	591	1,665	-	318	-	(275)	78,071	98,163	522	1,572	-	-	100,257
Gross margin %	51%							53%	54%					55%

Operating expenses:
Sales and marketing	52,766	(3,136)	(3,384)	-	(274)	-	-	$45,972	71,109	(3,627)	(4,510)	(325)	-	62,647
Research and development	14,322	(149)	(1,670)	-	(130)	-	-	12,373	15,085	(109)	(1,536)	-	-	13,440
General and administrative	31,512	(111)	(3,390)	(1,139)	(101)	(1,925)	(324)	24,522	24,033	(205)	(2,214)	(1,089)	(614)	19,911
Total operating expenses	98,600	(3,396)	(8,444)	(1,139)	(505)	(1,925)	(324)	82,867	110,227	(3,941)	(8,260)	(1,414)	(614)	95,998
Income (loss) from operations	(22,828)	3,987	10,109	1,139	823	1,925	49	(4,796)	(12,064)	4,463	9,832	1,414	614	4,259
Interest and other expense, net	(579)	-	-	-	-		-	(579)	(199)	-	-	-	-	(199)
Income (loss) before income taxes	(23,407)	3,987	10,109	1,139	823	1,925	49	(5,375)	(12,263)	4,463	9,832	1,414	614	4,060
Provision (benefit) for income taxes	470	-	-	-	-	-	9	479	85	-	-	-	87	172
Net income (loss)	$(23,877)	$3,987	$10,109	$1,139	$823	$1,925	$40	$(5,854)	$(12,348)	$4,463	$9,832	$1,414	$527	$3,888

Net income (loss) per share:
Basic	$(1.43)							$(0.35)	$(0.88)					$0.28
Diluted	$(1.43)							$(0.35)	$(0.88)					$0.27

Weighted-average number of shares used in per share calculations:
Basic	16,691							16,691	14,096					14,096
Diluted	16,691							16,691	14,096					14,512

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	35.7%	31.1%	39.1%	34.5%
Research and development	9.6%	8.3%	8.3%	7.4%
General and administrative	21.3%	16.6%	13.2%	11.0%
	66.8%	56.1%	60.7%	52.8%

CUTERA, INC.

RECONCILIATION OF LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2020

Net income (loss)	$2,188	$(23,877)
Adjustments:
Stock-based compensation	2,052	10,109
Depreciation and amortization	917	3,987
CRM and ERP implementation costs	-	1,139
Severance (RIF)	-	823
Legal -Former CFO Settlement/Lutronic	566	1,925
Other adjustments	(275)	49
Interest and other expense, net	(7)	579
Provision (benefit) for income taxes	(738)	470
Total adjustments	$2,515	$19,081

Adjusted EBITDA	$4,703	$(4,796)